     As filed with the Securities and Exchange Commission on July 6, 1998

                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------

                           HINES HORTICULTURE, INC.
            (Exact name of registrant as specified in its charter)

                               ----------------

            Delaware                                        33-0803204
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)


       12621 Jeffrey Road
       Irvine, California                                      92620
      (Address of Principal                                  (Zip Code)
       Executive  Offices)


         HINES HORTICULTURE, INC. 1998 LONG-TERM EQUITY INCENTIVE PLAN
                           (Full Title of the Plan)


                              Claudia M. Pieropan
                            Chief Financial Officer
                              12621 Jeffrey Road
                           Irvine, California 92620
                                (714) 559-4444
           (Name, address including zip code, and telephone number,
                  including area code, of Agent for Service)


                                   Copy to:

                             Michael H. Kerr, P.C.
                               Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                (312) 861-2000


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                              Proposed maximum   Proposed maximum    Amount of
  Title of securities        Amount to be      offering price       aggregate       registration
    to be registered          registered         per share        offering price        fee
------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.01 per share ......   2,589,210 shares      $11.00 (1)        $28,481,310         $8,402
------------------------------------------------------------------------------------------------

/(1)/ Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the price at which the options may be exercised.

================================================================================

                                    PART I

               INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS


Item 1.  Plan Information.

     The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended ("Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


Item 2.  Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Hines Horticulture, Inc. 1998 Long-Term Equity Incentive Plan (the "Plan") are available without charge by contacting:

               Claudia M. Pieropan
               Chief Financial Officer
               Hines Horticulture, Inc.
               12621 Jeffrey Road
               Irvine, California 92620
               (714) 559-4444

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed by Hines Horticulture, Inc. (the "Registrant" or the "Corporation") with the Commission, are incorporated in this Registration Statement by reference:

          (a) The Registrant's Prospectus, dated June 22, 1998, filed pursuant to Rule 424(b) of the Securities Act, which relates to the Registrant's Registration Statement on Form S-1 (Registration No. 333-51943).

          (b) Hines Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (Registration File No. 33-99452).

          (c) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), as included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Registrant's Registration Statement on Form S-1, initially filed with the Commission on May 6, 1998 (Registration No. 333-51943), including exhibits, and as may be subsequently amended from time to time, which description has been incorporated by reference in Item 1 of the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on June 11, 1998 (Registration No. 000-24439).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities. Not Applicable.


Item 5.  Interests of Named Experts and Counsel. Not Applicable.


Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. The Registrant's Restated Certificate of Incorporation (the "Restated Certificate") includes a provision which provides, to the fullest extent permitted by the DGCL, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

     The Corporation's Restated Certificate provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Registrant or, while a director or officer of the Corporation, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights then permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgment, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators under the Restated Certificate. This right of indemnification is a contractual right and includes the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the extent that the DGCL requires, an advance of expenses incurred by indemnitee in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Registrant of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it will ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses. The Registrant may, by action of its Board of Directors, provide indemnification to employees and agents of the Registrant with the same or lesser scope and effect as the foregoing indemnification of directors and officers.


Item 7.  Exemption from Registration Claimed.  Not applicable.


Item 8.  Exhibits. An Exhibit Index is located at page 7.


     Number                              Description
     ------                              -----------
       3.1    Restated Certificate of Incorporation of the Corporation,
              incorporated by reference to Exhibit 3.1 of the Corporation's
              Registration Statement on Form S-1 (Registration File No.
              333-51943).

       3.2 Amended and Restated Bylaws of the Corporation, incorporated by reference to Exhibit 3.2 of the Corporation's Registration
              Statement on Form S-1 (Registration File No. 333-51943).

       4.1    Form of certificate representing shares of Common Stock, par value
              $.01 per share, incorporated by reference to Exhibit 4.1 of the Corporation's Registration Statement on Form S-1 (Registration
              File No. 333-51943).

       5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the Common Stock being registered hereby.

      23.1    Consent of PricewaterhouseCoopers LLP.

      23.2    Consent of Arthur Andersen LLP.

      23.3    Consent of PricewaterhouseCoopers LLP.

      23.4    Consent of Kirkland & Ellis (included in Exhibit 5.1).



Item 9.  Undertakings.

          (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 6, 1998.

                                 HINES HORTICULTURE, INC.



                                 By /s/ Claudia M. Pieropan
                                    ------------------------------------------
                                    Claudia M. Pieropan
                                    Chief Financial Officer, Secretary and
                                    Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 6, 1998.

Signature                                   Title
---------                                   -----


     /s/ Douglas D. Allen                   Chairman of the Board
----------------------------------
Douglas D. Allen

     /s/ Stephen P. Thigpen                 President, Chief Executive Officer
----------------------------------          and Director
Stephen P. Thigpen                               (principal executive officer)

     /s/ Claudia M. Pieropan                Chief Financial Officer, Secretary
----------------------------------          and Treasurer
Claudia M. Pieropan                         (principal financial and accounting
                                            officer)

     /s/ Paul R. Wood                       Assistant Secretary and Director
----------------------------------
Paul R. Wood

     /s/ Thomas R. Reusche                  Assistant Secretary and Director
----------------------------------
Thomas R. Reusche

     /s/ David F. Mosher                    Director
----------------------------------
David F. Mosher

     /s/ Gary J. Little                     Director
----------------------------------
Gary J. Little

                                 EXHIBIT INDEX

Exhibit
Number      Description
 3.1        Restated Certificate of Incorporation of the Corporation,
            incorporated by reference to Exhibit 3.1 of the Corporation's
            Registration Statement on Form S-1 (Registration File No. 333-
            51943).

 3.2 Amended and Restated Bylaws of the Corporation, incorporated by reference to Exhibit 3.2 of the Corporation's Registration Statement on Form S -1 (Registration File No. 333-51943).

 4.1 Form of certificate representing shares of Common Stock, $0.01 par value per share, incorporated by reference to Exhibit 4.1 of the Corporation's Registration Statement on Form S-1 (Registration File
            No. 333-51943).

 5.1 Opinion of Kirkland & Ellis with respect to the legality of the Shares of the Common Stock being registered hereby.

23.1        Consent of PricewaterhouseCoopers LLP.

23.2        Consent of Arthur Andersen LLP.

23.3        Consent of PricewaterhouseCoopers LLP.

23.4        Consent of Kirkland & Ellis (included in Exhibit 5.1).